Exhibit 4.26

GRANTOR INTERCREDITOR AGREEMENT JOINDER

December 4, 2013

Each of the undersigned, Chemical Specialists and Development, LLC, a Delaware limited liability company, Startex Chemical, LLC, a Delaware limited liability company, and Startex Distribution West, LLC, a Delaware limited liability company, hereby agrees to become party as a Grantor under the ABL Intercreditor Agreement, dated as of March 31, 2011, among Bank of America, N.A., as ABL Agent for the ABL Secured Parties referred to therein; Bank of America, N.A., as Term Loan Agent for the Term Loan Secured Parties referred to therein; Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC and Nexeo Solutions Sub Holding Corp. (the “ABL Intercreditor Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this ABL Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of the date first above written.

CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC

By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Notice Address:
3 Waterway Square Place, Suite 1000
The Woodlands, TX 77380

STARTEX CHEMICAL, LLC
By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Notice Address:
3 Waterway Square Place, Suite 1000
The Woodlands, TX 77380

STARTEX DISTRIBUTION WEST, LLC
By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Notice Address:
3 Waterway Square Place, Suite 1000
The Woodlands, TX 77380

[Signature Page to ABL Intercreditor Joinder]